                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our reports dated (i) February 12, 1999, except for Note 3, which is as of March 23, 1999, relating to the consolidated financial statements of Building One Services Corporation; (ii) February 19, 1998, relating to the combined financial statements of Service Management USA, Inc. and its affiliates, which appear in Building One Services Corporation's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
December 22, 1999

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-4 of our report dated February 17, 1998 relating to the financial statements of SKC Electric, Inc. and Affiliate and Lovecor, Inc., which appears in Building One Services Corporation's Current Report on Form 8-K/A filed May 13, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Kansas City, Missouri
December 22, 1999